Exhibit 10.2

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 11th day of June, 2012 by and between Silicon Valley Bank (“Bank”) and MINDSPEED TECHNOLOGIES, INC., a Delaware corporation (“Borrower”) whose address is 4000 Macarthur Blvd., East Tower, Newport Beach, CA 92660.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of February 6, 2012 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to revise the financial covenants and make certain other changes as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.7 (Financial Covenants). Section 6.7 of the Agreement is amended in its entirety and replaced with the following:

“6.7 Financial Covenants. Maintain as of the last day of each fiscal quarter, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Liquidity Ratio. A Liquidity Ratio of at least 1.25 to 1.0.

(b) Adjusted EBITDA. Adjusted EBITDA of not less than the following amounts for the applicable measuring period:

Measuring Period	Adjusted EBITDA

Borrower’s third fiscal quarter of 2012	($3,000,000)
Borrower’s fourth fiscal quarter of 2012	($500,000)
Borrower’s first fiscal quarter of 2013	$1,500,000
Borrower’s second fiscal quarter of 2013	$1,500,000
Borrower’s third fiscal quarter of 2013	$4,000,000
Borrower’s fourth fiscal quarter of 2013	$6,000,000

(c) Fixed Charge Coverage Ratio. A Fixed Charge Coverage Ratio of not less than (i) 1.10 to 1.00 for Borrower’s first, second and third fiscal quarters of 2014 and (ii) 1.25 to 1.00 for each of Borrower’s fiscal quarters thereafter.

(d) Minimum Cash and Cash Equivalents. A balance of unrestricted cash and Cash Equivalents at Bank plus cash and Cash Equivalents subject to a Control Agreement of not less than (i) Fifteen Million Dollars ($15,000,000) plus (ii) beginning on March 31, 2013, the outstanding principal amount of the Existing Convertible Notes, if any

(e) Convertible Debt Financing. Borrower shall have received at least Thirty Million Dollars ($30,000,000) in cash proceeds (less any fees and expenses) from the issuance of the New Convertible Notes on or prior to June 30, 2012.

Notwithstanding the foregoing, if, as of the last day of any fiscal quarter, Borrower maintains (I) a Liquidity Ratio of at least 1.50 to 1.00 and (II) a balance of unrestricted cash and Cash Equivalents at Bank plus cash and Cash Equivalents subject to a Control Agreement greater than (i) Twenty Five Million Dollars ($25,000,000) plus (ii) beginning on March 31, 2013, the outstanding principal amount of the Existing Convertible Notes, if any, the covenants set forth in Sections 6.7(b) and 6.7(c) above shall not be applicable for such fiscal quarter.”

2.2 Section 7.11 (Redemption, at the Option of Borrower, of New Convertible Notes). New Section 7.11 is hereby added as follows:

“7.11 Redemption, at the Option of Borrower, of New Convertible Notes. Redeem, at the option of Borrower, the New Convertible Notes unless (i) Borrower can demonstrate pro-forma compliance with the financial covenants set forth in Section 6.7(a) and 6.7(d) hereof both before and after giving effect to such redemption assuming full payment of the redemption price in cash or (ii) Borrower has demonstrated two (2) consecutive quarters of a Fixed Charge Coverage Ratio greater than 1.10 to 1.00 and has at least Twenty Five Million Dollars ($25,000,000) of unrestricted cash at the time of such redemption.”

2.3 Section 13 (Definitions). Subsection (d) of the defined term “Permitted Indebtedness” set forth in Section 13.1 is amended in its entirety and replaced with the following:

“(d) unsecured Indebtedness pursuant to the Existing Convertible Notes and the New Convertible Notes in an aggregate principal amount not to exceed Fifty Million Dollars ($50,000,000);”

2.4 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Fixed Charge Coverage Ratio” is a ratio of (i) Adjusted EBITDA minus the sum of cash taxes, intellectual property expenditures, and capitalized expenditures to (ii) the sum of Interest Expense and scheduled principal payments on all Indebtedness, all calculated on a trailing three (3) month basis.

“Liquidity” is the sum of cash and Cash Equivalents plus Accounts receivable, minus, beginning on March 31, 2013, the outstanding principal amount of the Existing Convertible Notes, if any.

2.5 Section 13 (Definitions). The following terms and their respective definitions are hereby added to Section 13.1 of the Agreement as follows:

“Existing Convertible Notes” are those certain unsecured 6.50% convertible senior notes due August 2013 issued by Borrower pursuant to an

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indenture, dated as of August 1, 2008, between Borrower and Wells Fargo Bank, N.A., as trustee in the aggregate principal amount of Fifteen Million Dollars ($15,000,0000).

“First Amendment Effective Date” is June 11, 2012.

“New Convertible Notes” are unsecured convertible senior notes issued by Borrower in an aggregate principal amount of at least Thirty Million Dollars ($30,000,000) that either (A) (i) have no financial covenants, (ii) have a maturity date not earlier than February 7, 2017, (iii) have no event of default that is triggered upon the occurrence of an Event of Default (other than an Event of Default that is triggered upon a payment default under the Loan Documents or the acceleration of the obligations under the Loan Agreement), (iv) do not require regularly scheduled principal payments prior to the final maturity date (for the avoidance of doubt, neither of the following shall be deemed “regularly scheduled payments” (i) voluntary redemptions of the unsecured convertible senior notes and (ii) mandatory repurchases of the unsecured convertible senior notes upon a change of control or other similar event) and (v) have an interest rate not greater than six and three quarters percentage points (6.75%) or (B) are subject to other terms and conditions acceptable to Bank in its reasonable business discretion.

2.6 Section 13 (Definitions). The following term and its definition is hereby deleted from Section 13.1 of the Agreement:

“Convertible Notes”

2.7 Exhibit F to the Agreement is hereby replaced with Exhibit F attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

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4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto, (ii) the delivery to Bank of a certified copy of its Borrowing Resolutions and (iii) payment by Borrower of all Bank Expenses and an amendment fee equal to Twenty Five Thousand Dollars ($25,000).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		MINDSPEED TECHNOLOGIES, INC.

By:	/s/ Jack Garza	By:	/s/ Stephen Ananias
Name: Title:	Jack Garza Relationship Manager	Name: Title:	Stephen Ananias CFO

EXHIBIT F

COMPLIANCE CERTIFICATE

TO: FROM:	SILICON VALLEY BANK MINDSPEED TECHNOLOGIES, INC.	Date:

The undersigned authorized officer of MINDSPEED TECHNOLOGIES, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”): (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements with Compliance Certificate	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited)	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings and Deferred Revenue Schedule	Monthly within 30 days	Yes No
Annual Board Approved Projections	FYE within 45 days	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Quarterly Basis (unless otherwise noted):
Minimum Liquidity Ratio	1.25:1.0	:1.0	Yes No
Minimum Adjusted EBITDA**	See Schedule	$	Yes No
Minimum Fixed Charge Coverage Ratio**	*	$	Yes No
Minimum Cash and Cash Equivalent at Bank and/or subject to a Control Agreement	***	$	Yes No
$30,000,000 of Convertible Notes issued	6/30/12	$	Yes No

*	not less than (i) 1.10 to 1.00 for Borrower’s first, second and third fiscal quarters of 2014 and (ii) 1.25 to 1.00 for each of Borrower’s fiscal quarters thereafter.
**	not applicable for any fiscal quarter if, as of the last day of any fiscal quarter, Borrower maintains (I) a Liquidity Ratio of at least 1.50 to 1.00 and (II) a balance of unrestricted cash and Cash Equivalents at Bank plus cash and Cash Equivalents subject to a Control Agreement greater than (i) Twenty Five Million Dollars ($25,000,000) plus (ii) beginning on March 31, 2013, the outstanding principal amount of the Existing Convertible Notes, if any.
***	(i) Fifteen Million Dollars ($15,000,000) plus (ii) beginning on March 31, 2013, the outstanding principal amount of the Existing Convertible Notes, if any.

Performance Pricing		Applies

Liquidity Ratio < 1.35 to 1.00	LIBOR + 3.75%, Base Rate + 1.75%, Unused Fee 0.50%	Yes No
Liquidity Ratio ≥ 1.35 to 1.00 but ≤ 1.50 to 1.00	LIBOR + 3.50%, Base Rate + 1.50%, Unused Fee 0.375%	Yes No
Liquidity Ratio > 1.50 to 1.00	LIBOR + 3.25%, Base Rate + 1.25%, Unused Fee 0.25%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

MINDSPEED TECHNOLOGIES, INC.

By:

Name:

Title:

BANK USE ONLY

Received by:

AUTHORIZED SIGNER
Date:

Verified:

AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Liquidity Ratio (Section 6.7(a))

Required:              1.25:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and Guarantors	$

B.	Aggregate value of the net billed accounts receivable of Borrower and Guarantors	$

C.	Beginning on March 31, 2013, the outstanding principal amount of the Existing Convertible Notes	$

D.	Liquidity (the sum of lines A through C)	$

E.	Aggregate value of all Indebtedness owing from Borrower to Bank	$

F.	Liquidity Ratio (line D divided by line E)

Is line F equal to or greater than 1.25:1:00?

No, not in compliance	Yes, in compliance

II.	Adjusted EBITDA (Section 6.7(b))

Required:

Measuring Period	Adjusted EBITDA

Borrower’s third fiscal quarter of 2012	($3,000,000)
Borrower’s fourth fiscal quarter of 2012	($500,000)
Borrower’s first fiscal quarter of 2013	$1,500,000
Borrower’s second fiscal quarter of 2013	$1,500,000
Borrower’s third fiscal quarter of 2013	$4,000,000
Borrower’s fourth fiscal quarter of 2013	$6,000,000

Actual:

A.	Net Income	$

B.	Interest Expense	$

C.	to the extent deducted in the calculation of Net Income, Depreciation expense	$

D.	to the extent deducted in the calculation of Net Income, Amortization expense	$

E	Income Tax Expense	$

F.	Other non-cash charges including but not limited to stock based compensation	$

G.	non-recurring charges incurred through the third fiscal quarter of 2013 (which shall include transaction fees related to the Acquisition, sign on bonuses, transitional employee expenses, redundant contractual commitments and severance payment), which non-recurring charges shall be capped at Five Million Five Hundred Thousand Dollars ($5,500,000) in the aggregate	$

H.	non-recurring charges incurred in connection with any Permitted Acquisition approved by Bank in its sole discretion	$

I.	unusual, non-recurring or other extraordinary charges or expenses approved by Bank in its sole discretion	$

J.	pro forma cost savings and synergies approved by Bank in its sole discretion	$

K	to the extent covered by insurance proceeds, losses in connection with casualty events approved by Bank in its sole discretion	$

L.	Adjusted EBITDA (Line A plus Line B plus Line C plus Line D plus Line E plus Line F plus Line G plus line H plus Line I plus Line J plus Line K)	$

Is line L greater than or the equal to the amount required above?

No, not in compliance	Yes, in compliance

III.	Fixed Charge Coverage Ratio (Section 6.7(c))

Required:              not less than (i) 1.10 to 1.00 for Borrower’s first, second and third fiscal quarters of 2014 and (ii) 1.25 to 1.00 for each of Borrower’s fiscal quarters thereafter.

Actual:

A.	Adjusted EBITDA (value of line II.L above)	$

B.	Cash Taxes Paid	$

C.	IP Expenditures	$

D.	Capitalized Expenditures	$

E.	Interest expense	$

F.	Scheduled Principal Payments on all Indebtedness	$

G.	Fixed Charge Coverage Ratio: (Line A minus lines B, C and D all divided by Line E plus line F)	: 1.00

Is line G equal to or greater than the amount required above?

No, not in compliance	Yes, in compliance

BORROWING RESOLUTIONS

[See attached]

[Borrower to provide form of Secretary’s Certificate and Resolutions]